Filed Pursuant to Rule 424(b)(2)
Registration No. 333-227001
Pricing Supplement No. WFC162 (to the Prospectus and Prospectus Supplement each dated September 7, 2018)
$5,325,000
Market Linked Securities - Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Index Basket, due August 4, 2023

The securities described in this pricing supplement are issued by Royal Bank of Canada (Royal Bank or the Issuer), and are Senior Global Medium-Term Notes, Series H of the Issuer, as described in the prospectus supplement and prospectus each dated September 7, 2018.
Agent:	Wells Fargo Securities, LLC. The agent may make sales through its affiliates or selling agents.
Principal Amount:	Each security will have a principal amount of $1,000. The securities are not principal protected. You may lose up to 90% of the principal amount of the securities.
Pricing Date:	July 30, 2021
Original Issue Date:	August 4, 2021
Valuation Date:	July 28, 2023, subject to postponement as described below.
Maturity Date:	August 4, 2023, subject to postponement as described below.
Interest:	We will not pay you interest during the term of the securities.
Basket:
The return on the securities is linked to the performance of a basket (the Basket) consisting of the following two indices (the basket components) having the weightings noted in parentheses: the S&P 500® Index (Bloomberg symbol: SPX) (50.00% weighting); and the EURO STOXX 50® Index (Bloomberg symbol: SX5E (50.00% weighting). We refer to these indices as the SPX and the SX5E, respectively.

Payment at Maturity:
The amount you receive at maturity, for each security you own, will depend upon the change in the value of the Basket based on the Final Basket Value relative to the Initial Basket Value (calculated as described in this pricing supplement), and whether or not the Final Basket Value is below the Buffer Value.
(i) If the Final Basket Value is greater than the Initial Basket Value, the maturity payment amount per security will equal the lesser of:

(a) $1,000 + ($1,000 x	Final Basket Value – Initial Basket Value	x Participation Rate); and
Initial Basket Value

 (b) the maximum maturity payment amount
(ii) If the Final Basket Value is less than or equal to the Initial Basket Value but greater than or equal to the Buffer Value, the maturity payment amount per security will equal the issue price of $1,000.
(iii) If the Final Basket Value is less than the Buffer Value, the maturity payment amount per security will equal:
In such a case, you may lose up to 90% of your principal.

$1,000 – ( $1,000 x	Buffer Value – Final Basket Value	)
Initial Basket Value
Maximum Maturity Payment Amount:	$1,105.50 per security
Participation Rate:	125%
Initial Basket Value:	100
Final Basket Value:
The Final Basket Value will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50.00% of the component return of the SPX and (B) 50.00% of the component return of the SX5E.

Buffer Value:	90, which is 90% of the Initial Basket Value.
Component Return:
The component return of each basket component will be equal to:
Final Component Level – Initial Component Level
Initial Component Level
where,
•      the Initial Component Level is 4,395.26 with respect to SPX and 4,089.30 with respect to SX5E, each of which was the closing level of the relevant basket component on the pricing date, and
•      the Final Component Level will be the closing level of the basket component on the valuation date.

Listing:	The securities will not be listed on any securities exchange.
CUSIP Number:	78016EFH5
Our initial estimated value of the securities as of the pricing date was $963.72 per $1,000 in principal amount, which is less than the public offering price.  The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  See “Risk Factors” and “Supplemental Plan of Distribution – Structuring the Securities” for further information.
The securities will be unsecured debt obligations of Royal Bank of Canada.  Payments on the securities are subject to Royal Bank of Canada’s credit risk.  If Royal Bank of Canada defaults on its obligations, you could lose your entire investment.  No other company or entity will be responsible for payments under the securities or liable to holders of the securities if Royal Bank of Canada defaults under the securities.  The securities will not be issued by or guaranteed by Wells Fargo Securities, LLC or any of its affiliates.
The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the FDIC) or any other Canadian or U.S. government agency or instrumentality.  The securities are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.  For a detailed description of the terms of the securities, see “Summary Information” and “Specific Terms of the Securities” below.  Defined terms used in this cover page are defined in those sections.
The securities have complex features and investing in the securities involves risks.  See “Risk Factors” beginning on page PS-11 below and page S-1 of the accompanying prospectus supplement.
	Per Security	Total
Public Offering Price	$1,000.00	$5,325,000
Underwriting Discount and Commission(1)(2)	$27.25	$145,106.25
Proceeds to Royal Bank of Canada	$972.75	$5,179,893.75
(1) The agent will receive an underwriting discount and commission of $27.25 per security. Of that underwriting discount and commission, each dealer that sells securities will receive a selling concession of $17.50 for each security that such dealer sells. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. See “Use of Proceeds and Hedging” and “Supplemental Plan of Distribution” in this pricing supplement for information regarding how we may hedge our obligations under the securities.
(2) In addition to the foregoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC (RBCCM), may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of the securities or passed upon the adequacy or accuracy of this pricing supplement.  Any representation to the contrary is a criminal offense.

Wells Fargo Securities
The date of this pricing supplement is July 30, 2021

SUMMARY INFORMATION
This document is a pricing supplement. This pricing supplement provides specific pricing information in connection with this issuance of securities. This summary includes questions and answers that highlight selected information from this pricing supplement and the accompanying prospectus supplement and prospectus to help you understand the Market Linked Securities - Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an Index Basket, due August 4, 2023 (the securities). You should carefully read this pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the securities and the tax and other considerations relating to the securities. You should carefully review the section “Risk Factors” in this pricing supplement and the accompanying prospectus supplement and prospectus, which highlight certain risks associated with an investment in the securities, to determine whether an investment in the securities is appropriate for you.
Unless otherwise mentioned or unless the context requires otherwise, all references in this pricing supplement to “Royal Bank of Canada,” “we,” “us” and “our” or similar references mean Royal Bank of Canada. Capitalized terms used in this pricing supplement without definition have the meanings given to them in the accompanying prospectus supplement and prospectus.
What are the securities?
The securities offered by this pricing supplement will be issued by Royal Bank of Canada and will mature on August 4, 2023. The return on the securities, if any, will be linked to the performance of a basket (the Basket) of two indices (the basket components), which will be weighted as described below. The securities will not bear interest and no other payments will be made until maturity. You may lose up to 90% of your investment in the securities.
As discussed in the accompanying prospectus supplement, the securities are debt securities and are part of a series of debt securities entitled “Senior Global Medium-Term Notes, Series H” that Royal Bank of Canada may issue from time to time. The securities will rank equally with all other unsecured and unsubordinated debt of Royal Bank of Canada. For more details, see “Specific Terms of the Securities” below.
Each security will have a principal amount of $1,000. Each security will be offered at an initial public offering price of $1,000. However, on the pricing date, our initial estimated value of the securities was less than $1,000 per security as a result of certain costs that are included in the initial public offering price.  See “Risk Factors—Our initial estimated value of the securities was less than the initial public offering price” and “Supplemental Plan of Distribution—Structuring the Securities.” To the extent a market for the securities exists, you may transfer only whole securities. Royal Bank of Canada will issue the securities in the form of a master global certificate, which is held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the securities.
What is the Basket?
The Basket is comprised of the following two basket components, with each basket component having a weighting of 50.00%:
•
The S&P 500® Index (the “SPX”) is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the U.S. equity market, and is published by S&P Dow Jones Indices.  The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

•
The EURO STOXX 50® Index (the SX5E) is an equity index that is composed of 50 component stocks of sector leaders in the Eurozone countries and is intended to provide an indication of common stock price movement in the Eurozone.  The SX5E is published by STOXX Limited.

You should be aware that an investment in the securities does not entitle you to any ownership interest in any of the common stocks of the companies included in either basket component. For a discussion of the basket components, see “The Basket Components” below.

Are the securities principal protected?
No, the securities do not guarantee any return of principal at maturity.  If the Final Basket Value is less than the Buffer Value, you will be exposed on a 1-to-1 basis to the decrease in the value of the Basket beyond the Buffer Value.  Accordingly, if the Final Basket Value is less than the Buffer Value, you may lose up to 90% of your principal.
What will I receive upon maturity of the securities?
At maturity, for each security you own, you will receive a cash payment equal to the maturity payment amount. The maturity payment amount to which you will be entitled depends on the percentage change in the value of the Basket calculated based on the Final Basket Value (as defined below) relative to the Initial Basket Value (as defined below), and whether or not the Final Basket Value is below the Buffer Value (as defined below).
The maturity payment amount for each security will be determined by the calculation agent as described below:
•	If the Final Basket Value is greater than the Initial Basket Value, the maturity payment amount per $1,000 security will equal the lesser of:
(a) $1,000 + ($1,000 x	Final Basket Value – Initial Basket Value	x Participation Rate); and
Initial Basket Value
(b) the maximum maturity payment amount
The Participation Rate is 125%. The maximum maturity payment amount is $1,105.50 per security.
•	If the Final Basket Value is equal to or less than the Initial Basket Value but greater than or equal to the Buffer Value, the maturity payment amount per security will equal $1,000.
•	If the Final Basket Value is less than the Buffer Value, the maturity payment amount per security will equal:
$1,000 -	($1,000 x	Buffer Value – Final Basket Value Initial Basket Value	)

If the Final Basket Value is less than the Buffer Value, the amount you will receive at maturity will be less than the principal amount of the securities, and you may lose up to 90% of your principal. If the Final Basket Value is zero, the maturity payment amount will be $100.00 per security, and you will lose 90% of your principal.
The Initial Basket Value is 100.
The Final Basket Value will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50.00% of the component return of the SPX and (B) 50.00% of the component return of the SX5E.
The component return of each basket component will be equal to:
Final Component Level – Initial Component Level
Initial Component Level
where,
The Initial Component Level is 4,395.26 with respect to SPX and 4,089.30 with respect to SX5E, each of which was the closing level of the relevant basket component on the pricing date.
The Final Component Level of each basket component will be determined by the calculation agent and will be its closing level on the valuation date, determined as described in the section “Specific Terms of the Securities.”

The Buffer Value is 90, which is 90% of the Initial Basket Value.
The valuation date is July 28, 2023, subject to postponement as set forth below.
With respect to each basket component, the closing level of that basket component on any trading day means its official closing level reported by the relevant Index Sponsor on that trading day, as obtained by the calculation agent on that trading day from the licensed third-party market data vendor contracted by the calculation agent at that time; in particular, taking into account the decimal precision and/or rounding convention employed by that licensed third-party market data vendor on that date. Currently, the calculation agent obtains market data from Bloomberg Financial Services, but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Specific Terms of the Securities—Market Disruption Events,” “—Adjustments to a Basket Component” and “—Discontinuance of a Basket Component.”
You should understand that the opportunity to benefit from the possible increase in the value of the Basket through an investment in the securities is limited because the amount that you receive at maturity will never exceed the maximum maturity payment amount. The maximum maturity payment amount represents a maximum appreciation on the securities of 10.55% over the principal amount of the securities. If the Final Basket Value is less than the Buffer Value, you will you will be exposed on a 1-to-1 basis to declines in the value of the Basket beyond the Buffer Value. Accordingly, if the value of the Basket decreases below the Buffer Value, you may lose up to 90% of your principal.

Hypothetical Examples
Set forth below are four hypothetical examples of the calculation of the maturity payment amount based on the following hypothetical values (the numbers appearing in the examples below have been rounded for ease of analysis):
Initial Basket Value: 100.00
Buffer Value: 90.00
Participation Rate: 125%
Maximum maturity payment amount: $1,105.50
Example 1—The hypothetical Final Basket Value is 50% of the Initial Basket Value, which is below the Buffer Value:
Hypothetical Final Basket Value: 50.00
Maturity payment amount = (per security)	$1,000.00 - $1,000.00 x	(90.00 – 50.00)	= $600.00
100.00

Since the hypothetical Final Basket Value is less than the Initial Basket Value and below the Buffer Value, the amount you will receive at maturity will be equal to the issue price of $1,000 per security minus $1,000 times the difference between the Buffer Value and the hypothetical Final Basket Value, divided by the Initial Basket Value, and you would lose some of your principal. Since the hypothetical Final Basket Value declined by 50% from the Initial Basket Value to the hypothetical Final Basket Value, the maturity payment amount per security would be $600.00 per security, representing a 40% loss of the principal amount of your securities.
Example 2—The hypothetical Final Basket Value is 95% of the Initial Basket Value, which is below the Initial Basket Value, but above the Buffer Value:
Hypothetical Final Basket Value: 95.00
Since the hypothetical Final Basket Value is less than the Initial Basket Value but greater than the Buffer Value, the maturity payment amount per security will equal the principal amount of $1,000.00.
Example 3—The hypothetical Final Basket Value is 105% of the Initial Basket Value:
               Hypothetical Final Basket Value: 105.00
Maturity payment amount (per security) = $1,000.00 + ($1,000.00 x	105.00 – 100.00	x125%)
100.00
= $1,000.00 + $62.50	= $1,062.50
Since the hypothetical Final Basket Value is greater than the Initial Basket Value, you would receive the principal amount of $1,000 plus 125% times the amount of the percentage change in the value of the Basket times $1,000, subject to the maximum maturity payment amount of $1,105.50. As the calculation of the maturity payment amount without taking into account the maximum maturity payment amount would generate a result of $1,062.50 per security, your maturity payment amount would not be subject to the maximum maturity payment amount of $1,105.50 per security. Your total cash payment at maturity would be $1,062.50 per security, representing a 6.25% total return.

Example 4—The hypothetical Final Basket Value is 120% of the Initial Basket Value:
Hypothetical Final Basket Value: 120.00
Maturity payment amount (per security) = $1,000.00 + ($1,000.00 x		120.00 – 100.00	x 125%)
100.00
=	$1,000.00 + $250.00	= $1,250.00 > $1,105.50

Since the hypothetical Final Basket Value is greater than the Initial Basket Value, you would receive the principal amount of $1,000 plus 125% times the amount of the percentage change in the value of the Basket times $1,000, subject to the maximum maturity payment amount of $1,105.50. Although the calculation of the maturity payment amount without taking into account the maximum maturity payment amount would generate a result of $1,250.00 per security, your maturity payment amount would be limited to $1,105.50 per security, representing a 10.55% total return, because the payment on the securities at maturity may not exceed the maximum maturity payment amount.

Hypothetical Returns
The following table is based on the maximum maturity payment amount of $1,105.50, the Initial Basket Value of 100.00, and a range of hypothetical Final Basket Values and illustrates:
•	the hypothetical percentage change from the Initial Basket Value to the hypothetical Final Basket Value;
•	the hypothetical maturity payment amount per security; and
•	the hypothetical pre-tax total rate of return to beneficial owners of the securities.

The figures below are rounded for ease of analysis and are for purposes of illustration only. The actual maturity payment amount will depend on the Final Basket Value, as determined by the calculation agent as described in this pricing supplement.
Hypothetical Final Basket Value		Hypothetical Percentage Change from the Initial Basket Value to the Hypothetical Final Basket Value	Hypothetical Maturity Payment Amount per Security	Hypothetical Pre- Tax Total Rate of Return on the Securities
0.00		-100.00%	$100.00	-90.00%
10.00		-90.00%	$200.00	-80.00%
25.00		-75.00%	$350.00	-65.00%
50.00		-50.00%	$600.00	-40.00%
60.00		-40.00%	$700.00	-30.00%
70.00		-30.00%	$800.00	-20.00%
80.00		-20.00%	$900.00	-10.00%
85.00		-15.00%	$950.00	-5.00%
90.00	(1)	-10.00%	$1,000.00	0.00%
95.00		-5.00%	$1,000.00	0.00%
100.00	(2)	0.00%	$1,000.00	0.00%
102.00		2.00%	$1,025.00	2.50%
105.00		5.00%	$1,062.50	6.25%
108.44		8.44%	$1,105.50(3)	10.55%
110.00		10.00%	$1,105.50	10.55%
120.00		20.00%	$1,105.50	10.55%
130.00		30.00%	$1,105.50	10.55%
140.00		40.00%	$1,105.50	10.55%
150.00		50.00%	$1,105.50	10.55%
175.00		75.00%	$1,105.50	10.55%
190.00		90.00%	$1,105.50	10.55%
200.00		100.00%	$1,105.50	10.55%

(1)	This is the Buffer Value.
(2)	This is the Initial Basket Value.
(3)	Based on the maximum maturity payment amount of $1,105.50.

The following graph sets forth the return at maturity for a range of hypothetical percentage changes of the value of the Basket, based on the maximum maturity payment amount of $1,105.50 per $1,000.00 security (10.55% over the principal amount) and the Initial Basket Value of 100.
Return Profile of Market Linked Securities - Leveraged Upside Participation to a Cap
and Fixed Percentage Buffered Downside Principal at Risk Securities vs. the Basket

Maximum Maturity Payment
Amount: $1,105.50
125% Participation Rate
10.55%
10% Buffer
protection
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage Change of Basket
Hypothetical Security Return
Hypothetical Basket Return

Who should or should not consider an investment in the securities?
We have designed the securities for investors who seek exposure to the Basket, who believe that the Basket value will increase over the term of the securities, and who want to participate in 125% times the possible appreciation of the Basket (measured by the percentage change in the value of the Basket based on the Final Basket Value relative to the Initial Basket Value), subject to the maximum maturity payment amount of 10.55% per security; who understand that, if the Final Basket Value is less than the Buffer Value, they will lose money on their investment; and who are willing to hold their securities until maturity. Investors in the securities should be willing to risk up to 90% of their investment.
The securities are not designed for, and may not be a suitable investment for, investors who are unable or unwilling to hold the securities to maturity, who seek principal protection for their investment, who are unwilling to make an investment exposed to downside performance risk of the Basket or who are unwilling to purchase securities with an initial estimated value as of the pricing date that is lower than the initial public offering price. The securities may not be a suitable investment for investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

What will I receive if I sell the securities prior to maturity?
The market value of the securities may fluctuate during the term of the securities. Several factors and their interrelationship will influence the market value of the securities, including the level of each basket component, dividend yields of the common stocks included in each basket component, the time remaining to maturity of the securities, interest rates, volatility of currency exchange rates, correlation between currency exchange rates and the SX5E, and the volatility of each basket component. Depending on the impact of these factors, you may receive less than $1,000 per security from any sale of your securities before the maturity date of the securities and less than what you would have received had you held the securities until maturity. Assuming no change in market conditions or other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will be less than the initial public offering price and, subject to the discussion regarding secondary market prices during the three months following the original issue date in “Supplemental Plan of Distribution” below, will be less than the initial estimated value of the securities set forth on the cover page. For more details, see “Risk Factors —Many factors affect the market value of the securities” and “—The price, if any, at which you may be able to sell your securities prior to maturity may be less than the initial public offering price and our initial estimated value” below.
How have the Basket and the basket components performed historically?
You can find a graph setting forth the closing levels of each basket component from January 1, 2016 to the pricing date, in the section entitled “Historical Levels of the Basket Components” in this pricing supplement. We obtained the historical information from Bloomberg Financial Markets, without independent verification. You should not take the past performance of any basket component as an indication of how the basket components will perform in the future.
In addition, you can find a graph setting forth the hypothetical daily levels of the Basket for the period from January 1, 2016 to a recent date in the section entitled “The Basket.” We have provided this hypothetical historical information to help you evaluate how the Basket would have performed in the recent past, however the hypothetical past performance of the Basket is not indicative of how the Basket will perform in the future.
What are the United States federal income tax consequences of investing in the securities?
By purchasing the securities, you agree (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all U.S. federal income tax purposes as pre-paid cash-settled derivative contracts in respect of the Basket that are “open transactions.” If the securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange or maturity of the securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the securities.
Please read carefully the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this pricing supplement, the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.
What are the Canadian federal income tax consequences of investing in the securities?
For a discussion of the Canadian federal income tax consequences of investing in the securities, please read carefully the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.
Will the securities be listed on a stock exchange?
The securities will not be listed on any securities exchange. There can be no assurance that a liquid trading market will develop for the securities. Accordingly, if you sell your securities prior to maturity, you may have to sell them at a substantial loss. You should review the section entitled “Risk Factors — There may not be an active trading market for the securities” in this pricing supplement.
Are there any risks associated with my investment?
Yes, an investment in the securities is subject to significant risks, including the risk of loss of up to 90% of your principal. We urge you to read the detailed explanation of risks in “Risk Factors” below and in the accompanying prospectus supplement.

ADDITIONAL INFORMATION
You should read this pricing supplement together with the prospectus dated September 7, 2018, as supplemented by the prospectus supplement dated September 7, 2018, relating to our Senior Global Medium-Term Notes, Series H, of which these securities are a part. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.
You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with different information, and we take no responsibility for any other information that others may give you.  We, Wells Fargo Securities, LLC and any other dealers are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of their respective dates.
If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.
You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
•	Prospectus dated September 7, 2018: https://www.sec.gov/Archives/edgar/data/1000275/000121465918005973/l96181424b3.htm

•	Prospectus Supplement dated September 7, 2018: https://www.sec.gov/Archives/edgar/data/1000275/000121465918005975/f97180424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.

Please see the section “Documents Incorporated by Reference” on page i of the above prospectus for a description of our filings with the SEC that are incorporated by reference therein.

RISK FACTORS
An investment in the securities is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus supplement and prospectus. The securities have complex features and are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the common stocks included in the basket components. Investors in the securities are also exposed to further risks related to the Issuer of the securities, Royal Bank of Canada, which are described in Royal Bank of Canada’s most recent annual report on Form 40-F, filed with the SEC and incorporated by reference herein.  See the categories of risks identified and disclosed in the management’s discussion and analysis of financial condition and results of operations included in the annual report on Form 40-F. This section (and the management’s discussion and analysis section of the annual report on Form 40-F) describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances.

Risks Relating to the Terms and Structure of the Securities
Your investment may result in a loss of up to 90% of your principal
We will not repay you a fixed amount of principal on the securities at maturity. The payment at maturity on the securities will depend on the percentage change in the value of the Basket based on the Final Basket Value relative to the Initial Basket Value, and whether or not the Final Basket Value is less than the Buffer Value. Because the value of the Basket is subject to market fluctuations, the amount of cash you receive at maturity may be more or less than the principal amount of the securities. If the Final Basket Value is less than the Buffer Value, you will be exposed on a 1-to-1 basis to declines in the value of the Basket beyond the Buffer Value.  Accordingly, if the value of the Basket decreases below the Buffer Value, you may lose up to 90% of your principal.
You will not receive interest payments on the securities
You will not receive any periodic interest payments on the securities or any interest payment at maturity. Your payment at maturity will depend on the percentage change in the value of the Basket based on the Final Basket Value relative to the Initial Basket Value, and whether or not the Final Basket Value is below the Buffer Value.
Your yield may be lower than the yield on a standard debt security of comparable maturity
The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you purchased one of our standard senior non-callable debt securities with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike conventional senior non-callable debt securities, the securities do not guarantee the return of all of the principal amount at maturity. In addition, no interest will be paid during the term of your securities.
Your return is limited and will not reflect the return of owning the common stocks included in the basket components
You should understand that the opportunity to participate in the possible appreciation in the levels of the basket components through an investment in the securities is limited because the amount that you receive at maturity will never exceed the maximum maturity payment amount. The maximum maturity payment amount represents a maximum appreciation on the securities of 10.55% over the principal amount of the securities. Although any positive return on the securities is based on 125% of any percentage increase of the Basket, in no event will the amount you receive at maturity be greater than the maximum maturity payment amount of $1,105.50 per security.
Owning the securities is not the same as owning the common stocks included in the basket components
The return on your securities will not reflect the return you would realize if you actually owned and held the shares of the common stocks included in the basket components for a similar period. First, because the maturity payment amount will be determined based on the levels of the basket components, the return on the securities will not take into account the value of any dividends that may be paid on the common stocks included in the basket components. Second, as a holder of the securities, you will not be entitled to receive any dividend payments or other distributions on the common stocks underlying the basket components, nor will you have voting rights or any other rights that holders of the shares of the common stocks included in the basket components may have. Even if the value of the Basket increases above the Initial Basket Value during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the value of the Basket to increase while the market value of the securities declines.
Changes in the levels of the basket components may offset each other
Movements in the levels of the basket components may not correlate with each other. At a time when the level of one basket component increases, the level of the other basket component may not increase as much or may even decline. Therefore, in calculating the value of the Basket, increases in the level of one basket component may be moderated, or be more than offset, by lesser increases or decreases in the level of the other basket component.
The amount to be paid at maturity is not linked to the levels of the basket components at any time other than the valuation date
The payment at maturity will be based on levels of the basket components only on the valuation date.  Therefore, for example, if the closing levels of the basket components decreased precipitously on the valuation date, the payment on the securities may be significantly less than it would otherwise have been had the payment been linked to the levels of the basket components prior to that decrease.  Although the actual value of the Basket on the maturity date or at other times during the term of the securities may be higher than the Final Basket Value on the valuation date, you will not benefit from the levels of the basket components at any time other than the valuation date.
The securities will be debt obligations of Royal Bank of Canada.  No other company or entity will be responsible for payments under the securities
The securities will be issued by Royal Bank of Canada.  The securities will not be guaranteed by any other company or entity.  No other entity or company will be responsible for payments under the securities or liable to holders of the securities in the event we default under the securities.  Our credit ratings are an assessment of our ability to pay our obligations, including those on the securities. Consequently, if we default on our obligations, you could lose your entire investment, and actual or anticipated declines in our creditworthiness may affect the value of the securities.  The securities will not be issued by or guaranteed by Wells Fargo Securities, LLC or any of its affiliates.
The tax treatment of the securities is uncertain
The tax treatment of the securities is uncertain.  We do not plan to request a ruling from the Internal Revenue Service (IRS) or from the Canada Revenue Agency regarding the tax treatment of the securities, and the IRS, the Canada Revenue Agency, or a court may not agree with the tax treatment described in this pricing supplement.
The IRS has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the securities even though that holder will not receive any payments with respect to the securities until maturity or earlier sale or exchange and whether all or part of the gain a holder may recognize upon sale, exchange or maturity of an instrument such as the securities should be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.
Please read carefully the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this pricing supplement, the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.

Risks Relating to the Secondary Market for the Securities
There may not be an active trading market for the securities
The securities will not be listed on any securities exchange. There can be no assurance that a liquid trading market will develop for the securities. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices for the securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a discount from the initial public offering price, and, as a result, you may suffer substantial losses.
Wells Fargo Securities, LLC and its broker-dealer affiliates may make a market for the securities, although they are not required to do so.  As market makers, trading of the securities may cause Wells Fargo Securities, LLC or its broker-dealer affiliates to have long or short positions in the securities.  Because we do not expect that any other market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities, LLC or its broker-dealer affiliates may be willing to buy your securities.  See “Supplemental Plan of Distribution.”
Many factors affect the market value of the securities
The market value of the securities prior to maturity will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset any increase in the market value of the securities caused by another factor and that the effect of one factor may compound any decrease in the market value of the securities caused by another factor. For example, a change in the volatility of one or both of the basket components may offset some or all of any increase in the market value of the securities attributable to another factor, such as an increase in the level of one or both basket components. In addition, a change in interest rates may offset other factors that would otherwise change the value of the Basket, and therefore, may change the market value of the securities. We expect that the market value of the securities will depend to a significant extent on the amount, if any, by which the Basket value during the term of the securities exceeds or does not exceed the Initial Basket Value. If you choose to sell your securities when the value of the Basket exceeds the Initial Basket Value, you may receive substantially less than the amount that would be payable at maturity based on this price because of the expectation that the Basket value will continue to fluctuate until the Final Basket Value is determined. We believe that other factors that may also influence the value of the securities include:
•	the volatility (frequency and magnitude of changes in the level) of each basket component and, in particular, market expectations regarding the volatility of the basket components;
•	market interest rates in the U.S.;
•	the dividend yields of the common stocks included in the basket components;
•	our creditworthiness, as perceived in the market;
•	changes that affect the basket components, such as additions, deletions or substitutions;
•	the time remaining to maturity;
•	the exchange rate between the U.S. dollar and the euro; and
•
geopolitical, economic, financial, political, regulatory or judicial events as well as other conditions may affect the common stocks included in the basket components, or the levels of the basket components themselves.

Risks Relating to the Basket Components
An investment in the securities is subject to risks relating to non-U.S. securities
The SX5E represents certain foreign equity securities from the Eurozone.  You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks.  The foreign securities markets comprising this index may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets.  Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets.  Foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions.  These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region.  Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
We have no affiliation with the Index Sponsors and will not be responsible for any actions taken by the Index Sponsors
We have no affiliation with the sponsors of the basket components (the Index Sponsors) will not be involved in the offering of the securities.  Consequently, we have no control of the actions of the Index Sponsors, including any actions of the type that would affect the composition or the calculation of any basket component, and therefore, the level of the applicable basket component. The Index Sponsors may make changes to the basket components that decrease their levels during the term of the securities. The Index Sponsors have no obligation of any sort with respect to the securities.  Thus, the Index Sponsors have no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the securities.
Changes that affect the basket components will affect the market value of the securities and the maturity payment amount
The policies of an Index Sponsor concerning the calculation of the relevant basket component, additions, deletions or substitutions of the common stocks underlying that basket component and the manner in which changes affecting the issuers of those stocks, such as stock dividends, reorganizations or mergers, are reflected in the relevant basket component could affect the level of that basket component, the maturity payment amount, and the market value of the securities prior to maturity. The amount payable on the securities and their market value could also be affected if an Index Sponsor changes these policies, for example, by changing the manner in which it calculates the relevant basket component, or if an Index Sponsor discontinues or suspends calculation or publication of the relevant basket component, in which case it may become difficult to determine the market value of the securities. If events such as these occur, or if the level of a basket component is not available on the valuation date because of a market disruption event or for any other reason and no successor equity index is selected, the calculation agent may determine the level of such basket component — and thus the maturity payment amount — in its sole discretion.
Historical levels of the basket components should not be taken as an indication of their future levels during the term of the securities
The trading prices of the common stocks included in a basket component will determine the level of that basket component at any given time. As a result, it is impossible to predict whether the level of any basket component will rise or fall. Trading prices of the common stocks included in the basket components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the stocks included in the basket components.
Risks Relating to the Initial Estimated Value of the Securities
Our initial estimated value of the securities is less than the initial public offering price
Our initial estimated value of the securities is less than the initial public offering price of the securities.  This is due to, among other things, the fact that the initial public offering price of the securities reflects the borrowing rate we pay to issue securities of this kind (an internal funding rate that is lower than the rate at which we borrow funds by issuing conventional fixed rate debt), and the inclusion in the initial public offering price of the underwriting discount and commission and hedging and other costs associated with the securities.

The price, if any, at which you may be able to sell your securities prior to maturity may be less than the initial public offering price and our initial estimated value
Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will be less than the initial public offering price and, subject to the discussion in the next paragraph, will be less than our initial estimated value.  This is because any such sale price would not be expected to include the underwriting discount and commission or hedging or other costs associated with the securities, including the estimated profit that we, our affiliates, and/or any of our hedging counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities.  In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades, and the cost of unwinding any related hedge transactions.  In addition, the value of the securities determined for any secondary market price is expected to be based in part on the yield that is reflected in the interest rate on our conventional debt securities of similar maturity that are traded in the secondary market, rather than the internal funding rate that we used to price the securities and determine the initial estimated value.  As a result, the secondary market price of the securities will be less than if the internal funding rate was used.  These factors, together with various credit, market and economic factors over the term of the securities, and, potentially, changes in the value of the Basket, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.  Moreover, we expect that any secondary market price will be based on Wells Fargo Securities, LLC’s valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value set forth on the cover page of this document.
As set forth below in the section “Supplemental Plan of Distribution,” for a limited period of time after the original issue date, Wells Fargo Securities, LLC may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph.  However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.
The securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your securities to maturity.
The initial estimated value of the securities is an estimate only, calculated as of the time the terms of the securities are set
Our initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities.  See “Structuring the Securities” below.  Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the securities included in the basket components, interest rates and volatility, and the expected term of the securities.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities, including Wells Fargo Securities, LLC in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.
The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from our initial estimated value of your securities.
Risks Relating to Conflicts of Interest
Hedging transactions may affect the return on the securities
As described under “Use of Proceeds and Hedging,” we, through one or more of our affiliates or hedging counterparties,  may hedge our obligations under the securities by purchasing common stocks included in the basket components, futures or options on the basket components or common stocks included in the basket components, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the levels of the basket components, and may adjust these hedges by, among other things, purchasing or selling any of these assets at any time. Although they are not expected to, any of these hedging activities may adversely affect the trading prices of common stocks included in the basket components and/or the levels of the basket components and, therefore, the market value of the securities. It is possible that we or one or more of our hedging counterparties could receive substantial returns from these hedging activities while the market value of the securities declines.
Potential conflicts of interest could arise
We, Wells Fargo Securities, LLC and our respective affiliates may engage in trading activities related to the basket components or the stocks included in the basket components that are not for the account of holders of the securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the securities and the interests we, Wells Fargo Securities, LLC and our respective affiliates will have in the proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our customers and in accounts under our management. These trading activities could be adverse to the interests of the holders of the securities.
We, Wells Fargo Securities, LLC and our respective affiliates may presently or from time to time engage in business with one or more of the issuers of the securities included in the basket components. This business may include extending loans to, or making equity investments in, such companies or providing advisory services to such companies, including merger and acquisition advisory services. In the course of business, we, Wells Fargo Securities, LLC and our respective affiliates may acquire non-public information relating to these companies and, in addition, one or more of our affiliates or the affiliates of the agent may publish research reports about these companies. Neither we nor the agent make any representation to any purchasers of the securities regarding any matters whatsoever relating to the issuers of the securities included in the basket components. Any prospective purchaser of the securities should undertake an independent investigation of these companies as in its judgment is appropriate to make an informed decision regarding an investment in the securities.  The offering of the securities does not reflect any investment or sell recommendations by us, Wells Fargo Securities, LLC or our respective affiliates as to any basket component or the securities included in a basket component.
The calculation agent may postpone the valuation date and, therefore, determination of the Final Basket Value and the maturity date if a market disruption event occurs on the valuation date
The valuation date with respect to a basket component and, therefore, determination of the Final Basket Value may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date with respect to that basket component. As a result, the maturity date for the securities would be postponed. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the level of any basket component after the valuation date. See “Specific Terms of the Securities — Valuation Date” and “— Market Disruption Events” below.
There are potential conflicts of interest between you and the calculation agent
The calculation agent will, among other things, determine the amount of your payment at maturity on the securities.  Our wholly-owned subsidiary, RBC Capital Markets, LLC, will serve as the calculation agent.  We may change the calculation agent after the original issue date without notice to you.  The calculation agent will exercise its judgment when performing its functions.  For example, the calculation agent may have to determine whether a market disruption event affects a basket component.  Since this determination by the calculation agent will affect the payment at maturity on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind.  In addition, the calculation agent determined the initial estimated value of the securities set forth on the cover page of this pricing supplement.

SPECIFIC TERMS OF THE SECURITIES
The securities are to be issued pursuant to the terms of the Indenture dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon (as supplemented to date, the Indenture).
The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the securities and the Indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the Indenture before making your investment decision. We have filed copies of the Indenture with the SEC.
Issuer:	Royal Bank of Canada
Specified Currency:	U.S. dollars
Principal Amount:	$1,000 per security
Aggregate Principal Amount:	$5,325,000
Agent:	Wells Fargo Securities, LLC
The agent may make sales through its affiliates or selling agents.
Agent Acting in the Capacity of:	Principal
Pricing Date:	July 30, 2021
Original Issue Date:	August 4, 2021
Maturity Date:
August 4, 2023, subject to postponement as described below. The maturity date will be a business day. If the maturity date would otherwise be a date that is not a business day, the maturity date will be postponed to the next succeeding date that is a business day and no interest will accrue or be payable as a result of that postponement.

Valuation Date:
July 28, 2023.  If that day is not a trading day with respect to either basket component, the valuation date for that basket component will be postponed to the next succeeding day that is a trading day with respect to each basket component. The valuation date for a basket component is also subject to postponement due to the occurrence of a market disruption event with respect to that basket component. See “—Market Disruption Events.” Notwithstanding a postponement of the valuation date for a particular basket component with respect to such basket component, the originally scheduled valuation date will remain the valuation date for any basket component not affected by a market disruption event.
If the valuation date is postponed as to one or both of the basket components, then the maturity date of the securities will be postponed by an equal number of business days.

The Basket:	The return on the securities is linked to the performance of the basket components, which have the weightings set forth above.
Payment at Maturity:
At maturity, for each security you own, you will receive a cash payment equal to the maturity payment amount. The maturity payment amount to which you will be entitled depends on the change in the value of the Basket based on the Final Basket Value relative to the Initial Basket Value, and whether or not the Final Basket Value is below the Buffer Value.

The maturity payment amount for each security will be determined by the calculation agent as described below:
•    If the Final Basket Value is greater than the Initial Basket Value, the maturity payment amount per security will equal the lesser of:

(a) $1,000 + ($1,000 x	Final Basket Value – Initial Basket Value	x Participation Rate); and
Initial Basket Value
(b) the maximum maturity payment amount
•         If the Final Basket Value is less than or equal to the Initial Basket Value but greater than or equal to the Buffer Value, the maturity payment amount per security will equal $1,000.
•         If the Final Basket Value is less than the Buffer Value, the maturity payment amount per security will equal:

$1,000 – ( $1,000 x	Buffer Value – Final Basket Value	)
Initial Basket Value
If the Final Basket Value is less than the Buffer Value, you may lose up to 90% of your principal. If the Final Basket Value is zero, the maturity payment amount will be $100.00 per security.
Participation Rate:	125%
Maximum Maturity Payment Amount:	$1,105.50
Initial Basket Value:	100
Final Basket Value:
The Final Basket Value will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50.00% of the component return of the SPX; and (B) 50.00% of the component return of the SX5E.

Buffer Value:	90, which is 90% of the Initial Basket Value.
Component Return:
The component return of each basket component will be equal to:
Final Component Level – Initial Component Level
Initial Component Level
where,
•         the Initial Component Level is 4,395.26 with respect to SPX and 4,089.30 with respect to SX5E, each of which was the closing level of the relevant basket component on the pricing date, and
•          the Final Component Level will be the closing level on the valuation date.

Market Disruption Events:
A “market disruption event” with respect to the SPX means any of the following events as determined by the calculation agent in its sole discretion:
(A)      The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of that basket component or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.
(B)      The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to that basket component or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)      The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of that basket component or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.
(D)      The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to that basket component or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)      The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such basket component or any successor equity index are traded or any related futures or options exchange with respect to that basket component or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.
(F)      The relevant stock exchange for any security underlying that basket component or successor equity index or any related futures or options exchange with respect to that basket component or successor equity index fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred with respect to the SPX:
(1)      the relevant percentage contribution of a security to the level of that basket component or any successor equity index will be based on a comparison of (x) the portion of the level of such basket component attributable to that security and (y) the overall level of that basket component or successor equity index, in each case immediately before the occurrence of the market disruption event;
(2)      the “close of trading” on any trading day for that basket component or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying that basket component or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying that basket component or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to that basket component or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;
(3)      the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for that basket component or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(4)      an “exchange business day” means any trading day for that basket component or any successor equity index on which each relevant stock exchange for the securities underlying that basket component or any successor equity index and each related futures or options exchange with respect to that basket component or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.
A “market disruption event” with respect to the SX5E means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:
(A)      Any of the following events occurs or exists with respect to any security included in such basket component or any successor equity index, and the aggregate of all securities included in such basket component or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such basket component or successor equity index:
•          a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;
•          any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or
•         the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.
(B)      Any of the following events occurs or exists with respect to futures or options contracts relating to such basket component or any successor equity index:
•          a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;
•         any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such basket component or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or
•         the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.
(C)      The relevant Index Sponsor fails to publish the level of such basket component or any successor equity index (other than as a result of the relevant Index Sponsor having discontinued publication of such basket component or successor equity basket component and no successor equity index being available).
(D)      Any related futures or options exchange fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred with respect to the SX5E:
(1)        the relevant percentage contribution of a security included in such basket component or any successor equity index to the level of such basket component will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant Index Sponsor as part of the market opening data;
(2)        the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)     an “exchange business day” means any trading day on which (i) the relevant Index Sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.
If a market disruption event occurs or is continuing with respect to a basket component on the valuation date, then the valuation date for such basket component will be postponed to the first succeeding trading day for that basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for that basket component after the originally scheduled valuation date, that eighth trading day shall be deemed to be the valuation date for such basket component. If the valuation date has been postponed eight trading days for a basket component after the originally scheduled valuation date and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will determine the closing level of that basket component on such eighth trading day in accordance with the formula for and method of calculating the closing level of that basket component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the SPX, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the SX5E, the time at which the official closing level of that index is calculated and published by the relevant Index Sponsor) on such date of each security included in such index. As used herein, closing price means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the SPX, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the SX5E, the time at which the official closing level of such index is calculated and published by the relevant Index Sponsor. Notwithstanding the postponement of the valuation date for a basket component due to a market disruption event with respect to such basket component on such valuation date, the originally scheduled valuation date will remain the valuation date for any basket component not affected by a market disruption event on such day.

Adjustments to a Basket Component:
If at any time the method of calculating a basket component or a successor equity index, or the closing level thereof, is changed in a material respect, or if a basket component or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such basket component or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such basket component or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating a basket component or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such basket component or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of a Basket Component:
If an Index Sponsor discontinues publication of a basket component, and such Index Sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such basket component (a successor equity index), then, upon the calculation agent’s notification of that determination to the trustee, and the calculation agent will substitute the successor equity index as calculated by the relevant Index Sponsor or any other entity for purposes of calculating the closing level of such basket component on any date of determination.  Upon any selection by the calculation agent of a successor equity index, Royal Bank of Canada or one of its affiliates will cause notice to be given to holders of the securities.
In the event that an Index Sponsor discontinues publication of a basket component prior to, and the discontinuance is continuing on, the valuation date and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such basket component in accordance with the formula for and method of calculating such basket component last in effect prior to the discontinuance, but using only those securities that comprised such basket component immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such basket component, the successor equity index or level will be used as a substitute for such basket component for all purposes, including the purpose of determining whether a market disruption event exists.
If on the valuation date an Index Sponsor fails to calculate and announce the level of a basket component, the calculation agent will calculate a substitute closing level of such basket component in accordance with the formula for and method of calculating such basket component last in effect prior to the failure, but using only those securities that comprised such basket component immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such basket component, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.
Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant Index Sponsor to calculate and announce the level of, a basket component may adversely affect the value of the securities.

Calculation Agent:
RBC Capital Markets, LLC will serve as the calculation agent. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent a determination of a manifest error, will be conclusive for all purposes and binding on the holders and beneficial owners of the securities.

Trustee:	The Bank of New York Mellon
Business Day:
For purposes of the securities, a business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

Trading Day:
A “trading day” with respect to the SPX means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying that index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to that index is scheduled to be open for trading for its regular trading session.
A “trading day” with respect to the SX5E means a day, as determined by the calculation agent, on which (i) the relevant Index Sponsor is scheduled to the publish the level of the SX5E and (ii) each related futures or options exchange with respect to the SX5E is scheduled to be open for trading for its regular trading session.
The “relevant stock exchange” for any security underlying a basket component means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.
The “related futures or options exchange” for a basket component means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to that basket component.

Additional Amounts:
We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (taxes) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (Additional Amounts) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, will not be less than the amount the holder would have received had no such deduction or withholding been required.
However, no Additional Amounts will be payable with respect to a payment made to a holder of a security or of a right to receive payments in respect thereto (a Payment Recipient), which we refer to as an Excluded Holder, in respect of any taxes imposed because the beneficial owner or Payment Recipient:
(i)                    is someone with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
(ii)                  is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of securities or the receipt of payments thereunder;
(iii)                is, or does not deal at arm’s length with a person who is, a specified shareholder (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a specified shareholder for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares);
(iv)                 presents such security for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such

Additional Amounts on presenting a security for payment on the last day of such 30 day period); for this purpose, the relevant date in relation to any payments on any security means:
a.       the due date for payment thereof, or
b.       if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the Indenture;
(v)                  could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or requiring that any agent comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or by making, or requiring that any agent make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or
(vi)                is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (Code) (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.
For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities at maturity.
We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the Trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the Trustee.  We will indemnify and hold harmless each holder of the securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.
For additional information, see the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

Authorized Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.
Form of Securities:	Book-entry
Listing:	The securities will not be listed on any securities exchange.
Events of Default and Acceleration:
If the maturity of the securities is accelerated upon an event of default under the Indenture, the amount payable upon acceleration will be determined by the calculation agent. The amount will be the maturity payment amount, calculated as if the date of declaration of acceleration were the valuation date.

Terms Incorporated in the Master Note	All of the terms in “Specific Terms of the Securities.”

THE BASKET
The Basket is comprised of the two basket components.  The value of the Basket will increase or decrease depending upon the performance of the basket components.  For more information regarding the basket components, see “The Basket Components” below.  The Basket does not reflect the performance of all major securities markets.
The following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2016 to July 30, 2021, assuming that the Basket was constructed on January 1, 2016, with a starting value of 100 and that each of the basket components had the applicable weighting as of that day.  We obtained the closing levels and other information used to create the graph below from Bloomberg.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg.
The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may experience significant fluctuations in the future.  Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities.  The hypothetical historical values do not give an indication of future values of the Basket.

THE BASKET COMPONENTS
All disclosures contained in this document regarding the basket components, including, without limitation, their make up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the Index Sponsors.  The Index Sponsors,  which owns the copyright and all other rights to each of the basket components, have no obligation to continue to publish, and may discontinue publication of, the basket components. None of us, Wells Fargo Securities, LLC or RBCCM accepts any responsibility for the calculation, maintenance or publication of the basket components or any successor index.
The SPX
The SPX is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the U.S. equity market.  The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
The Index Sponsor calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks.  As a result, the return on the securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.
Computation of the SPX
While the Index Sponsor currently employs the following methodology to calculate the SPX, no assurance can be given that the Index Sponsor will not modify or change this methodology in a manner that may affect the payments on the securities.
Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock.  In March 2005, the Index Sponsor began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005.  The Index Sponsor’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment.  However, the adjustment affects each company’s weight in the SPX.
Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX.  Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings.  However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float.  Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block.

For each stock, an investable weight factor (IWF) is calculated by dividing the available float shares by the total shares outstanding.  Available float shares are defined as the total shares outstanding less shares held by control holders.  This calculation is subject to a 5% minimum threshold for control blocks.  For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, the Index Sponsor would assign that company an IWF of 1.00, as no control group meets the 5% threshold.  However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, the Index Sponsor would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control.  As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX.  Constituents of the SPX prior to July 31, 2017 with multiple share class lines were grandfathered in and continue to be included in the SPX.  If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover
The SPX is calculated using a base-weighted aggregate methodology.  The level of the SPX reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943.  An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time.  The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10.  This is often indicated by the notation 1941- 43 = 10.  In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.”  By itself, the index divisor is an arbitrary number.  However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX.  The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.
Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs.  Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.
To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment.  By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX.  Index divisor adjustments are made after the close of trading and after the calculation of the index closing level.
Changes in a company’s shares outstanding and IWF due to its acquisition of another public company are made as soon as reasonably possible.  At S&P’s discretion, de minimis merger and acquisition share changes are accumulated and implemented with the quarterly share rebalancing.
All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December.
Changes in a company’s total shares outstanding of 5% or more due to public offerings are made as soon as reasonably possible.  Other changes of 5% or more (for example, due to tender offers, Dutch auctions, voluntary exchange offers, company stock repurchases, private placements, acquisitions of private companies or non-index companies that do not trade on a major exchange, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at -the -market stock offerings or other recapitalizations) are made weekly, and are generally announced on Fridays for implementation after the close of trading the following Friday (one week later). If a 5% or more share change causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change.  IWF changes resulting from partial tender offers are considered on a case-by-case basis.

License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  These trademarks have been licensed for use by S&P Dow Jones Indices LLC.  “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P.  These trademarks have been sublicensed for certain purposes by us.  The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us.
The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the SPX to track general market performance.  S&P Dow Jones Indices’ only relationship to us with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors.  The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the securities.  S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the securities into consideration in determining, composing or calculating the SPX.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities.  There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the SPX.  It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The SX5E
The EURO STOXX 50® Index was created by STOXX, which is owned by Deutsche Börse AG. Publication of the SX5E began in February 1998, based on an initial Index level of 1,000 at December 31, 1991.
Composition and Maintenance
The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 20 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices.
The composition of the EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August.  The component stocks are announced on the first trading day in September.  Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day.  Changes in the composition of the EURO STOXX 50® Index are made to ensure that the EURO STOXX 50® Index includes the 50 market sector leaders from within the EURO STOXX 50® Index.
The free float factors for each component stock used to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated, and implemented on a quarterly basis and are fixed until the next quarterly review.
The EURO STOXX 50® Index is also reviewed on an ongoing basis.  Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, and bankruptcy) that affect the EURO STOXX 50® Index composition are immediately reviewed.  Any changes are announced, implemented, and effective in line with the type of corporate action and the magnitude of the effect.
Calculation of the EURO STOXX 50® Index
The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:
EURO STOXX 50® Index =	Free float market capitalization of the EURO STOXX 50® Index	x 1,000
Adjusted base date market capitalization of the EURO STOXX 50® Index
The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization, and free float factor for each component stock as of the time the EURO STOXX 50® Index is being calculated.
The EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of the EURO STOXX 50® Index values across changes due to corporate actions, such as the deletion and addition of stocks, the substitution of stocks, stock dividends, and stock splits.
License Agreement
We have entered into a non-exclusive license agreement with STOXX providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by STOXX (including the EURO STOXX 50® Index) in connection with certain securities, including the securities offered hereby.
The license agreement between us and STOXX requires that the following language be stated in this document:
STOXX has no relationship to us, other than the licensing of the EURO STOXX 50® Index and the related trademarks for use in connection with the securities.  STOXX does not:
•	sponsor, endorse, sell, or promote the securities;
•	recommend that any person invest in the securities offered hereby or any other securities;
•	have any responsibility or liability for or make any decisions about the timing, amount, or pricing of the securities;
•	have any responsibility or liability for the administration, management, or marketing of the securities; or

•	consider the needs of the securities or the holders of the securities in determining, composing, or calculating the EURO STOXX 50® Index, or have any obligation to do so.
STOXX will not have any liability in connection with the securities.  Specifically:
•	STOXX does not make any warranty, express or implied, and disclaims any and all warranty concerning:
•
the results to be obtained by the securities, the holders of the securities or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index;

•	the accuracy or completeness of the EURO STOXX 50® Index and its data;
•	the merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data;
•	STOXX will have no liability for any errors, omissions, or interruptions in the EURO STOXX 50® Index or its data; and
•	Under no circumstances will STOXX be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX knows that they might occur.
The licensing agreement between us and STOXX is solely for their benefit and our benefit, and not for the benefit of the holders of the securities or any other third parties.

Historical Levels of the Basket Components
The following graphs set forth the daily closing levels of each basket component for the period from January 1, 2016 to July 30, 2021.  This historical data on each basket component is not indicative of its future levels or what the market value of the securities may be.  Any historical upward or downward trend in the levels  of a basket component during any period set forth below is not any indication that its level  is more or less likely to increase or decrease at any time during the term of the securities.
The SPX
The SX5E

CANADIAN FEDERAL INCOME TAX CONSEQUENCES
An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.
SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following, together with the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement, is a general description of the material U.S. tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.
Supplemental U.S. Tax Considerations
The following section supplements and, to the extent applicable, supersedes the discussion of U.S. federal income taxation in the accompanying prospectus under “Tax Consequences – United States Taxation” and prospectus supplement under “Certain Income Tax Consequences – United States Taxation” with respect to U.S. holders (as defined in the accompanying prospectus).  It applies only to those initial holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. It does not apply to holders subject to special rules including holders subject to Section 451(b) of the Code. You should consult with your own tax advisor concerning the consequences of investing in and holding the securities.
NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
In the opinion of our special tax counsel, Ashurst LLP, it is reasonable to treat the securities as pre-paid cash-settled derivative contracts in respect of the Basket that are “open transactions” for U.S. federal income tax purposes, and by purchasing the securities, a holder agrees (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all U.S. federal income tax purposes in accordance with such characterization.  If the securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange or maturity of the securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the securities.  In general, a U.S. holder’s tax basis in the securities will be equal to the price the holder paid for the securities.  Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The deductibility of capital losses is subject to limitations.
Alternative Treatments.  Alternative tax treatments of the securities are also possible and the IRS might assert that a treatment other than that described above is more appropriate.  For example, it would also be possible to treat the securities, and the IRS might assert that the securities should be treated, as a single debt instrument.  Pursuant to such characterization, since the securities have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments.  If the securities are so treated, a holder would generally be required to accrue interest currently over the term of the securities even though that holder will not receive any payments from us prior to maturity.  In addition, any gain a holder might recognize upon the sale, exchange or maturity of the securities would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize upon the sale, exchange or maturity of the securities should be treated as ordinary gain or loss.
The IRS has released a notice that may affect the taxation of holders of the securities.  According to the notice, the IRS and the U.S. Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The IRS and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special constructive ownership rules of Section 1260 of the Code, which very generally can operate to recharacterize certain long-term capital gains as ordinary income and impose an interest charge, might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  We intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this document unless and until such time as the U.S. Treasury Department and IRS determine that some other treatment is more appropriate.
Backup Withholding and Information Reporting.  Payments made with respect to the securities and proceeds from the sale or maturity of the securities may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the IRS or allowed as a credit against the holder’s U.S. federal income tax liability, provided the holder makes a timely filing of an appropriate tax return or refund claim to the IRS.
Non-U.S. Holders. The following discussion applies to non-U.S. holders of the securities. A non-U.S. holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.
Except as described below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange or maturity of the securities.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.  Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.
Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States.  Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder.  Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (ELIs) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the basket components or the securities (for example, upon a rebalancing of a basket component), and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the basket components (or under certain circumstances, one or more of the securities comprising a basket component) should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments on the securities to become subject to withholding tax, we or the applicable withholding agent will withhold tax at the applicable statutory rate.  The IRS has also indicated that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax.  We will not be required to pay any additional amounts in respect of such withholding.  Prospective investors should consult their own tax advisors in this regard.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (FATCA) imposes a 30% U.S. withholding tax on certain U.S.–source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gains, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.–source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. In addition, the securities may constitute a “financial account” for these purposes and, thus, may be subject to information reporting requirements pursuant to FATCA.  FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.  Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.  If we determine withholding is appropriate with respect to the securities, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Therefore, if such withholding applies, any payments on the securities will be significantly less than what you would have otherwise received. Depending on your circumstances, these amounts withheld may be creditable or refundable to you. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.  Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the securities.

USE OF PROCEEDS AND HEDGING
The net proceeds from the sale of the securities will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to pay the maturity payment amount at maturity of the securities.
The initial public offering price of the securities includes the underwriting discount and commission, as well as hedging and other costs associated with the securities.  Our hedging costs include the projected profit that we or our hedge counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. We have hedged our obligations under the securities through an affiliate of Wells Fargo Securities, LLC and/or one or more of RBCCM or our other affiliates, and we may in the future adjust our hedge.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparties’ control, this hedging may result in a profit that is more or less than expected, or could result in a loss.
We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of the securities will have any rights or interest in our hedging activity or any positions we or any counterparty(ies) may take in connection with our hedging activity.
The hedging activity discussed above and other trading activities that we, Wells Fargo Securities, LLC and our respective affiliates may engage in may adversely affect the levels of the basket components, the market value of the securities from time to time and the maturity payment amount you will receive on the securities at maturity.  See “Risk Factors — Hedging transactions may affect the return on the securities” and “— Potential conflicts of interest could arise” for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION
The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to a distribution agreement between the agent and us. The agent has agreed to pay certain of our out-of-pocket expenses of the issue of the securities.
From time to time, the agent and its affiliates, and RBCCM and its affiliates, have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, we expect to hedge our obligations under the securities through an affiliate of Wells Fargo Securities, LLC and/or one or more of RBCCM or our other affiliates.
In the future, the agent and its affiliates may purchase and resell the offered securities in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or otherwise. Wells Fargo Securities, LLC may act as principal or agent in such transactions.
The agent has committed to purchase all of these securities in the initial public offering of the securities if any are purchased.
The agent has offered the securities in part directly to the public at the public offering price set forth on the cover page of this pricing supplement and in part to WFA and Wells Fargo Advisors Financial Network, LLC or certain securities dealers at such price less a selling concession of $17.50 per security. In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.
In addition to the foregoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC (RBCCM) may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
After the initial public offering of the securities is completed, the public offering price and concessions may be changed by the agent.
Proceeds to be received by Royal Bank of Canada in this offering will be net of the underwriting discount, commission and expenses payable by Royal Bank of Canada.
The securities are new issues of securities with no established trading markets.  We have been advised by the agent that the agent intends to make a market in the securities.  However the agent is not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the securities.
Any price that the agent makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent’s estimate of their value, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions.  That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness.  However, for a period of three months after the original issue date, the price at which the agent may purchase the securities is expected to be higher than the price that would be determined based on the agent’s valuation at that time less the bid-ask spread and hedging unwind costs referenced above.  This is because, at the beginning of this period, that price will not include certain costs that were included in the initial public offering price, particularly a portion of the underwriting discount and commission (not including the selling concession) and the expected profits that we or our hedging counterparty(ies) expect to receive from our hedging transactions.  As the period continues, these costs are expected to be gradually included in the price that the agent would be willing to pay, and the difference between that price and the price that would be determined based on the agent’s valuation of the securities less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period.  After this period, if the agent continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent’s estimated value, less the bid-ask spread and hedging unwind costs referenced above.  In addition, the value of the securities shown on your account statement will generally reflect the price that the agent would be willing to pay to purchase the securities at that time.
Our broker-dealer subsidiary, RBCCM, does not expect to make a market in the securities.  If RBCCM determines that the agent is unable or unwilling to make a market in the securities at any time, RBCCM may, but is not obligated to, make a market in the securities at that time.  If RBCCM makes a market in the securities at any time, its valuation of the securities may differ from the agent’s valuation, and consequently the price at which it may be willing to purchase the securities may differ from (and be lower than) the price at which the agent would have purchased the securities at that time.
Royal Bank of Canada has agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933.
No action has been or will be taken by Royal Bank of Canada, the agent or any broker-dealer affiliates of either Royal Bank of Canada or the agent that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus and prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Royal Bank of Canada, the agent or any broker-dealer affiliates of either Royal Bank of Canada or the agent.
Selling Restrictions
The securities and the related offer to purchase securities and sale of securities under the terms and conditions provided in this pricing supplement and the related prospectus supplement and prospectus do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction.  The securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority.  The contents of this document have not been reviewed or approved by any non-U.S. securities or banking regulatory authority.  Any person who wishes to acquire the securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these securities.
Argentina
The securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended.  No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the securities in Argentina.  The contents of this pricing supplement and the related prospectus supplement and prospectus have not been reviewed by the Argentine Comisión Nacional de Valores.
Brazil
The securities have not been and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”).  Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation.  Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil.  Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.
British Virgin Islands
The securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this document.  This pricing supplement and the related prospectus supplement and prospectus shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

Chile
Neither the issuer nor the securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile.  This pricing supplement (and the related prospectus supplement and prospectus) do not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).
European Union
Each of RBCCM and any other broker-dealer offering the securities have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the securities to, any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared, and therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
Mexico
The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the related prospectus supplement and prospectus may not be publicly distributed in Mexico.  The securities may only be offered in a private offering pursuant to Article 8 of the Securities Market Law.
Panama
The securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.
Paraguay
The sale of the securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market.”  The securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations.  The securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”).  The issuer is also not registered before the CNV or the BVPASA.
In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.
The privately placed securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA.  Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price.  Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information.  It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.
Peru
The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder.  Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement or the related prospectus supplement, the prospectus or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public.  The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market.  Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.
Taiwan
The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.
Uruguay
The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627.  The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public S-31 offering or distribution under Uruguayan laws and regulations.  The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

STRUCTURING THE SECURITIES
The securities are our debt securities.  As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  This relatively lower implied borrowing rate, which is reflected in the economic terms of the securities, along with the underwriting discount and commission and hedging and other costs associated with the securities, reduced the initial estimated value of the securities at the time their terms were set.
In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with an affiliate of the agent and/or one of our subsidiaries.  The terms of these hedging arrangements may take into account a number of factors, including our creditworthiness, interest rate movements, and the tenor of the securities.  The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.   Our cost of hedging will include the projected profit that we or our counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty(ies)’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See “Use of Proceeds and Hedging” above.
The lower implied borrowing rate, the underwriting discount and commission and hedging and other costs associated with the securities reduced the economic terms of the securities to you and resulted in the initial estimated value for the securities on the pricing date being less than their initial public offering price.  See “Risk Factors—Our initial estimated value of the securities is less than the initial public offering price” above.

VALIDITY OF THE SECURITIES
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the securities or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated September 7, 2018, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC dated September 7, 2018.
In the opinion of Ashurst LLP, when the securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity, public policy considerations and the discretion of the court before which any suit or proceeding may be brought. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated June 25, 2021, which has been filed as Exhibit 5.3 to the Bank’s Form 6-K dated June 25, 2021.